UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2011
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 920 Denver, CO 80202
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On July 20, 2011, before the market open, New Frontier Energy, Inc (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Preliminary Information Statement on Schedule 14C and a Related Transactions Statement on Schedule 13E-3 (collectively, the “Schedules”) to initiate the process of engaging in a 1-for-500 reverse stock split, immediately followed by a cash out of any shareholder owning a fractional (less than one) share after giving effect to the  reverse stock split. As a result of these transactions, all of our shareholders owning less than 500 shares of our common stock prior to the reverse stock split will be cashed out at a pre-split share price of $0.22 per share, our book value per (fully diluted) share as of our most recent fiscal quarter end, May 31, 2011. The purpose of this transaction is to reduce the number of our record shareholders to less than 300. Assuming this takes place, it is the intention of the Company to file a Form 15 which should permit us to cease being subject to the reporting requirements of the Securities Exchange Act of 1934 ninety days after filing the Form 15. We estimate that by eliminating our reporting requirements, the Company will save approximately $375,000 annually in operating expenses.

Immediately following the transactions described in the previous paragraph, the Company will engage in a 500-for-1 forward stock split. As a result of this forward stock split, all of our shareholders with 500 shares or more prior to the reverse stock split will own the same number of shares as they did before the reverse stock split and forward stock split transactions. The company’s largest shareholder, Iris Energy Holdings, Limited (“Iris”) provided us with its written consent to these transactions on July 19, 2011. Since Iris owns the majority of our issued and outstanding shares of common stock, no further approval is required from our shareholders and we are not seeking proxies from our shareholders. Once the SEC has completed its review, we will file definitive Schedules 14C and 13E-3 and deliver the Definitive Information Statement along with our most recent 10K and 10-Q to each of our shareholders. In the interim, if you seek more detailed information you should go to the SEC’s website in order to review the Schedules. Only shareholders owning less than 500 shares on the Effective Date (20 days after we first mail the Definitive Information Statement to our shareholders) will be cashed out at $0.22 per pre-split share.

The foregoing summary of the reverse stock split and forward stock split transactions is qualified in its entirety to the full text of the Schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: July 20, 2011	By:	/s/ Tristan R. Farel
Tristan R. Farel, Chief Financial Officer